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                                                                  EXHIBIT 10.23

                                                                  EXECUTION COPY




                               SECURITY AGREEMENT


         This SECURITY AGREEMENT, dated as of October 13, 2000, is made by ZymeTx, Inc., a corporation organized under the laws of the State of Delaware, with its principal offices located at 800 Research Parkway, Suite 100, Oklahoma City, Oklahoma 73104, (the "Grantor") in favor of the investors identified on Schedule A hereto (the "Lenders"), severally and not jointly.


                                   WITNESSETH:

         WHEREAS, the Grantor and Lenders have entered into a Purchase Agreement dated [DATE] (as the same may be amended or modified from time to time, together with all exhibits and schedules, the "Purchase Agreement") which provides for Lenders to purchase 5% Senior Secured Convertible Debentures ("Debentures") of the Grantor on the terms and conditions set forth therein; and

         WHEREAS, it is a requirement under the Purchase Agreement that the Grantor shall have executed and delivered to the Lenders a security agreement providing for the grant to Lenders of a security interest in all assets of the Grantor.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in order to induce the Lenders to purchase the Debentures pursuant to the Purchase Agreement, the Grantor hereby agrees with the Lenders as follows:


                             SECTION 1: DEFINITIONS

         1.1 DEFINITIONS. The following words shall have the following meanings when used in this Security Agreement. All terms used herein not otherwise defined in this Security Agreement shall have the meanings attributed to such terms in the Purchase Agreement, and if not defined in the Purchase Agreement, then the New York Uniform Commercial Code, as may be amended from time to time. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

         "Account Grantor" means any person who is or who may become obligated under, with respect to, or on account of an Account.

         "Accounts" means all presently existing and hereafter arising accounts, contract rights (including under licenses), and all other forms of obligations owing to the Grantor or any subsidiaries or joint ventures thereof arising out of the sale or lease of goods or the rendition of services by such persons, or arising out of the sale or lease of goods or the rendition of services by a person other than such persons and acquired by such persons from such person by assignment or purchase, including, without limitation, rights to payment with respect to accounts of the direct or indirect subsidiaries of the Grantor that are sold or assigned to the Grantor,




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irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

         "Collateral" means each of the following: all assets of the Grantor or any of its subsidiaries, including, without limitation, the Equipment; General Intangibles; the Intellectual Property Collateral; the Accounts; the Inventory; and the proceeds and products, whether tangible or intangible, of any of the foregoing including proceeds of insurance covering any or all of the Collateral, and any and all tangible or intangible, real or personal, property resulting from the sale, exchange, collection, or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds of any and all of the foregoing.

         "Event of Default" means and includes any of the Events of Default set forth in Section 3.1.

         "Equipment" means all machinery, equipment, office machinery, furniture, fixtures, conveyors, tools, materials, storage and handling equipment, computer equipment and hardware including central processing units, terminals, drives, memory units, printers, keyboards, screens, peripherals and input or output devices, automotive equipment, trucks, molds dies, stamps, motor vehicles and other equipment of every kind and nature and wherever situated now or hereafter directly or indirectly owned by the Grantor or its subsidiaries or in which the Grantor or its subsidiaries may have any interest together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, know-how, warranties and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutions for any of the foregoing.

         "General Intangibles" shall mean all "General Intangibles," as such term is defined in Section 9-106 of the Uniform Commercial Code of the State of New York, now or hereafter directly or indirectly owned by the Grantor or its subsidiaries, including, without limitation, Intellectual Property Collateral and, to the extent, if any, not included therein, present and future trade secrets and other proprietary information; trademarks, trade names and trademark applications, service marks, business names, logos and the goodwill of the business relating thereto; copyrights and copyright applications and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); designs; research and development results; patent applications and patents; customer contracts; license agreements related to any of the foregoing and the income therefrom; books, records, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes, and other physical manifestations of the foregoing.

         "Indebtedness" means all amounts due and owing to the Lenders pursuant to Debentures or the other Transaction Documents, together with all reasonable expenses and disbursements relating to enforcement thereof, including, without limitation, reasonable legal fees and disbursements.

         "Intellectual Property Collateral" means the following, existing anywhere throughout the world:



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         All United States, international and foreign patents, patent applications and statutory invention registrations, including, without limitation, the patents and patent applications set forth in Schedule __ hereto (as such Schedule __ may be supplemented from time to time by supplements to this Agreement), together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, all inventions therein, all rights therein provided by international treaties or conventions and all improvements thereto, and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (the "Patents");

         All United States, international and foreign trademarks (including, without limitation, service marks), certification marks, collective marks, trade dress, logos, domain names, product configurations, trade names, business names, corporate names and other source identifiers, whether or not registered, whether currently in use or not, including, without limitation, all common law rights and registrations and applications for registration thereof, including, without limitation, the trademark registrations and trademark applications set forth in Schedule C hereto (as such Schedule C may be supplemented from time to time by supplements to this Agreement) and all other marks registered in the U.S. Patent and Trademark Office or in any office or agency of any State or Territory of the United States or any foreign jurisdiction, and all rights therein provided by international treaties or conventions, all reissues, extensions and renewals of any of the foregoing, together in each case with the goodwill of the business connected therewith and symbolized thereby, and all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (the "Trademarks");

         All United States, international and foreign copyrights, copyright applications, copyright registrations and like protections in each work of authorship, whether statutory or common law, whether published or unpublished, any renewals or extensions thereof, all copyrights of works based on, incorporated in, derived from, or relating to works covered by such copyrights, including, without limitation, the copyright registrations and copyright applications set forth in Schedule C hereto (as such Schedule C may be supplemented from time to time, together with all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (the "Copyrights");

         All United States, international and foreign confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (the "Trade Secrets");

         All United States, international and foreign computer software programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware, and documentation and materials relating thereto, and all rights with respect to the foregoing, together with any and all options, warranties, service contracts, program services, test rights, maintenance rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing (the "Computer Software ");




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         All United States, international and foreign license agreements, permits, authorizations and franchises, whether with respect to the Patents, Trademarks, Copyrights, Trade Secrets or Computer Software, or with respect to the patents, trademarks, copyrights, trade secrets, computer software or other proprietary right of any other Person, including, without limitation, the license agreements set forth in Schedule C hereto (as such Schedule C may be supplemented from time to time, and all income, royalties and other payments now or hereafter due and/or payable with respect thereto (the "Licenses"); and

         Any and all claims for damages for past, present and future infringement, misappropriation or breach with respect to the Patents, Trademarks, Copyrights, Trade Secrets, Computer Software or Licenses, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages.

         "Inventory" means all present and future inventory in which the Grantor or any subsidiaries or joint ventures thereof have any interest, including goods (whether finished or unfinished) held for sale or lease or to be furnished under a contract of service and all of such persons' present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

         "Permitted Liens" means any purchase money security interest existing on the date of this Agreement and securing the purchase of the Equipment.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of October 13, 2000 by and among the Grantor and the Lenders.

         "Security Agreement" means this Security Agreement, as this Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Security Agreement from time to time.

SECTION 2: GRANT OF SECURITY INTEREST; OBLIGATIONS OF THE GRANTOR

         2.1 GRANT OF SECURITY INTEREST. As collateral security for all of the Indebtedness, the Grantor hereby grants to Lenders a continuing first priority perfected security interest in all currently existing and hereafter acquired or arising Collateral to secure prompt repayment of any and all Indebtedness and to secure prompt performance by the Grantor of each of its covenants and duties under the Debentures, and the other Transaction Documents. The Grantor further agrees that Lenders shall have the rights stated in this Security Agreement with respect to the Collateral in addition to all other rights which Lenders may have by law, by contract or in equity.

         2.2 REPRESENTATIONS AND OBLIGATIONS OF THE GRANTOR. The Grantor represents, warrants and covenants to Lenders as follows:

               (a) Perfection of Security Interest. The Grantor agrees to execute at any time and from time to time such financing statements and to take whatever other actions are requested by Lenders to perfect and continue Lenders' first priority



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                    security interest in the Collateral. Upon request of the
                    Lenders, the Grantor will deliver to the Lenders copies of any and all documents evidencing or constituting the Collateral and upon request of the Lenders following the occurrence of an Event of Default (as defined in Section 3.1 hereof), such Grantor will deliver the originals of such documents to the Lenders. Upon request of the Lenders, the Grantor will note Lenders' interest, as the case may be, upon any and all Accounts if not delivered to Lenders for possession by Lenders. Lenders may at any time and from time to time, and without further authorization from the Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Security Agreement for use as a financing statement. The Grantor will reimburse Lenders for all reasonable expenses for the perfection and the continuation of the perfection of Lenders' security interest in the Collateral, including reasonable attorneys fees. The Grantor will promptly notify Lenders of any change in its name including any change to the assumed business names of the Grantor. This is a continuing Security Agreement and will continue in effect until all of the Indebtedness is paid in full and Lenders shall release their interest in the Collateral upon the full and final payment and satisfaction of the Indebtedness. If payment is made by the Grantor, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter Lenders are forced to remit the amount of that payment to the Grantor's trustee in bankruptcy or to any similar person under any federal, state or foreign bankruptcy law or other law for the relief of Grantor, the Indebtedness shall be considered unpaid for the purpose of enforcement of this Security Agreement.

               (b) Ownership. The Grantor is the legal and beneficial owner of the Collateral free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral or listing the Grantor or any trade name of the Grantor as debtor is on file in any recording office.

               (c) Necessary Actions. All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral of the Grantor created under this Agreement have been duly made or taken and are in full force and effect or will be taken within five (5) business days after Closing, and this Agreement creates in favor of the Lenders a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of the Grantor, securing the payment of the Indebtedness.

               (d) All Collateral. The Intellectual Property Collateral set forth on Schedule __ hereto includes all of the Patents, Trademarks, Copyrights, and Licenses owned by the Grantor as of the Effective Date.

               (e) Filings. The Grantor has made or performed or, after the Effective Date, will perform all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of Intellectual



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                    Property Collateral listed on Schedule __ in full force and effect, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office and in corresponding national and international offices, and recordation of any of its interests in the Copyrights with the U.S. Copyright Office and in corresponding national and international offices. The Grantor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright.

               (f) Trade Secrets. To the best of the Grantor's acknowledge, (A) none of the Trade Secrets of the Grantor has been used, divulged, disclosed or appropriated to the detriment of the Grantor for the benefit of any other Person other than the Grantor; (B) no employee, independent contractor or agent of the Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Grantor; and (C) no employee, independent contractor or agent of the Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of the Grantor's Intellectual Property Collateral.

               (g) Further Assurances. The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lenders may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted by the Grantor hereunder or to enable the Lenders to exercise and enforce its rights and remedies hereunder with respect to any Collateral of the Grantor. Without limiting the generality of the foregoing, the Grantor will promptly with respect to Collateral of the Grantor: (i) if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Lenders hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Lenders; (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Lenders may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by the Grantor hereunder; and (iii) deliver to the Lenders evidence that all other action that the Lenders may deem reasonably necessary or desirable in order to perfect and protect the security interest created by the Grantor under this Agreement has been taken. The Grantor hereby authorizes the Lenders to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral of the Grantor without the signature of the Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the





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                    Collateral or any part thereof shall be sufficient as a
                    financing statement where permitted by law.

               (h) Intellectual Property Collateral. With respect to each item of its Intellectual Property Collateral listed on Schedule C, the Grantor, in accordance with its reasonable business judgment, agrees to take, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of each such item of Intellectual Property Collateral and maintain each such item of Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in the Intellectual Property Collateral of the Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Grantor shall, without the written consent of the Lenders, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for letters patent, trademark, or copyright.

               (i) Certain Notices. The Grantor agrees to notify the Lender within five (5) business days if the Grantor learns (i) that any item of the Intellectual Property Collateral may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding the Grantor's ownership of any of the Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or
                    (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any item of the Intellectual Property Collateral. In the event that any Grantor becomes aware that any item of the Intellectual Property Collateral material to the business of any Grantor is being infringed or misappropriated by a third party, the Grantor shall promptly notify the Lawyers and shall take such actions, at its expense, as are reasonable and appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

               (j) Certain Steps. The Grantor shall take all steps which are reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral material to its business, including, without





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                    limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

               (k) After Acquired Property. The Grantor agrees that, should it obtain an ownership interest in any item of the type which would be considered Collateral (the "After-Acquired Property"), (i) the provisions of Section __ shall automatically apply thereto, (ii) any such After-Acquired Property and, in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral subject to the terms and conditions of this Agreement with respect thereto,
                    (iii) the Grantor shall give prompt written notice thereof to the Lenders in accordance herewith and (iv) the Grantor shall execute and deliver to the Lenders a Security Agreement Supplement in a form requested by the Lenders covering such After-Acquired Property as "Additional Collateral" thereunder and as defined therein, and, as is necessary shall record such Security Agreement Supplement with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities as is necessary or desirable to perfect the security interest hereunder in such After-Acquired Property.


               (l) Power of Attorney. The Grantor hereby irrevocably makes, constitutes, and appoints each Lender (and all of such Lender's general partners, officers, employees, or agents designated by such Lender) as its true and lawful attorney, with power to: (i) sign the Grantor's name on any of the documents described hereunder or on any other similar documents to be executed, recorded, or filed in order to perfect or continue perfected Lenders' security interest in the Collateral; (ii) at any time that an Event of Default has occurred and is continuing, execute, sign and endorse the Grantor's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtor; (iii) send requests for verification of Accounts; (iv) at any time that an Event of Default has occurred and is continuing, execute, sign and endorse the Grantor's name on any checks, notices, instruments, acceptances, money orders, drafts, warrants or other item of payment or security that may come into Lenders' possession; (v) at any time that an Event of Default has occurred and is continuing, demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (vi) file any claim or claims or, following an Event of Default, take any action or institute or take part in any proceedings, either in its own name or in the name of the Grantor, or otherwise, which in the discretion of Lenders may seem to be necessary or advisable; (vii) at any time that an Event of Default has occurred and following acceleration of the Indebtedness, direct the Account Grantor and other persons sending mail to the Grantor to send all



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                    mail relating to the Collateral to the Lenders; (viii) at
                    any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under the Grantor' policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (ix) at any time that an Event of Default has occurred and following acceleration of the Indebtedness, settle and adjust disputes and claims respecting the Accounts directly with Account Grantor, for amounts and upon terms which Lenders determine to be reasonable, and Lenders may cause to be executed and delivered any documents and releases which Lenders determine to be necessary. The appointment of Lenders as the Grantor's attorneys, and each and every one of Lenders' rights and powers, being coupled with an interest, is irrevocable and shall remain in full force and effect until all of the Indebtedness has been fully repaid and performed.

               (m) No Violation. The execution and delivery of this Security Agreement does not violate any law or agreement governing the Grantor or to which the Grantor is a party, and the Grantor' certificate or articles of incorporation and bylaws or other constating documents do not prohibit any term or condition of this Security Agreement. The execution and delivery hereof is in the interest of the Grantor.

               (n) Enforceability of Collateral. With respect to the Accounts, the Collateral is enforceable in accordance with its terms, is genuine, and complies in all material respects with applicable laws concerning form, content and manner of preparation and execution, and, to the best the knowledge of the Grantor, all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral.

               (o) Accounts. All Accounts existing as of the date hereof are good and valid Accounts representing an undisputed, bona fide indebtedness incurred by the Account Debtors, and there exists no set-offs or counterclaims against any such Accounts and no agreements under which any deductions or discounts may be claimed with any Account Debtor except as disclosed to Lenders in writing.

               (p) Removal of Collateral; Transactions Involving Collateral. To the extent the Collateral consists of Accounts, the records and other documents pertaining to the Collateral shall be kept at the offices of the Grantor at the address specified in the preamble, or at such other locations as are reasonably acceptable to Lenders. Except for transactions in the ordinary course of business in accordance with past practice or for sales or dispositions on arm's length terms and for fair equivalent value, the Grantor shall not sell, offer to sell, or otherwise transfer, dispose of or encumber the Collateral. The Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Security Agreement and Permitted Liens,





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                    without the prior written consent of Lenders which may be
                    withheld for any reason in Lenders' sole discretion.

               (q) Title. The Grantor represents and warrants to Lenders that as of the date hereof, the Grantor holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Security Agreement and Permitted Liens. No financing statement or other evidence of a lien or transfer covering any of the Collateral is on file in any public office in any jurisdiction other than those which reflect the security interest created by this Security Agreement or Permitted Liens. The Grantor shall defend Lenders' rights in the Collateral against any and all claims and demands.

               (r) Prepayments. The Grantor represents and warrants to Lenders that none of the Collateral has been prepaid by any Account Debtor for any Accounts.

               (s) Collateral Schedules and Locations. Upon Lenders' request, on a monthly basis, the Grantor shall deliver to Lenders schedules of the Collateral, including such information as Lenders may require, including without limitation names and addresses of Account Debtors and agings of Accounts, including without limitation the location of mobile goods or changes in any certificates of title, and identification of Intellectual Property Collateral, including but not limited to name or title, application and registration number, and the jurisdiction in which such collateral is located or filed. The Grantor represents and warrants to Lenders that a detailed list of the Collateral existing as of the date hereof is set forth on Schedule B attached hereto, and such Schedule B (x) is true, accurate and complete in all material respects, (y) identifies those items of Collateral which contain a certificate of title along with the jurisdiction of such certificates, and (z) those items of Collateral which are mobile goods along with the present location of such goods. Schedule B shall be updated monthly by the Grantor to reflect any changes thereto. (t) Application of Payments Received With Respect to Collateral. Any amounts received by or on behalf of the Grantor with respect to any Account pledged as Collateral hereunder shall be applied in accordance with the Debentures.

               (u) Possession and Collection of Accounts. Following an Event of Default and following acceleration of the Indebtedness, the records and documents evidencing the Accounts pledged as Collateral hereunder shall, upon Lenders' request, be delivered to Lenders or their agent and held in accordance with the terms of this Security Agreement.

               (v) Maintenance and Inspection of Collateral. The Grantor shall maintain or cause to be maintained all tangible Collateral in good condition and repair except for ordinary wear and tear. The Grantor will not commit or permit material damage to or destruction of the Collateral or any material part of the Collateral. Lenders and their designated representatives and agents shall have





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                    the right at all reasonable times, upon reasonable advance notice, to examine, inspect, and audit the Collateral wherever located and the books, records or any property which is otherwise used in connection with the Collateral. The Grantor shall immediately notify Lenders of all material cases involving the return, rejection, repossession, loss or damage of or to any Collateral; of any request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all happenings and events materially adversely affecting the Collateral or the value or the amount of the Collateral.

               (w) Taxes, Assessments and Liens. The Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Security Agreement. The Grantor may withhold any such payment or may elect to contest any lien if the Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lenders' interest in the Collateral is not jeopardized in Lenders' sole opinion. If any of the Collateral is subjected to a lien which is not discharged within thirty (30) days, the Grantor shall deposit with Lenders cash, a sufficient corporate surety bond or other security satisfactory to Lenders (in their discretion) in an amount adequate to provide for the discharge of the lien plus any interest, reasonable costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest the Grantor shall defend themselves and Lenders and shall satisfy any final adverse judgment before enforcement against the Collateral. The Grantor shall name Lenders as an additional obligee under any surety bond furnished in such contest proceedings.

               (x) Incorporation by Reference. The Grantor hereby restates and affirms all representations, warranties and agreements contained in the Purchase Agreement, the terms and conditions of which are hereby incorporated herein by reference.

               (y) Compliance With Governmental Requirements. The Grantor shall comply promptly with all laws, ordinances and regulations of all governmental authorities applicable to the production, disposition, or use of the Collateral, non-compliance with which would have a material adverse effect on the Collateral or the business of the Grantor. The Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lenders' interest in the Collateral, in Lenders' sole opinion, is not jeopardized.

               (z) Insurance. The Grantor shall comply with all insurance requirements and provisions set forth in the Purchase Agreement.

               (aa) The Grantor's Right to Possession and to Collect Accounts.
                    Until the occurrence of an Event of Default and acceleration of Indebtedness and except as otherwise provided herein with respect to the Accounts, the Grantor may have possession of the tangible personal property and beneficial use of all the

                    Collateral and may use it in any lawful manner not inconsistent with this Security Agreement or the Transaction Documents, provided that the Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lenders is required by law to perfect Lenders' security interest in such Collateral. At any time an Event of Default and following acceleration of Indebtedness, Lenders may exercise their right to directly collect the Accounts and to notify Account Debtors to make payments directly to Lenders for application to the Indebtedness, and the Grantor authorize and directs the Account Debtors, if Lenders exercise such right, to make payments on the Accounts to Lenders. If Lenders at any time have possession of any Collateral, whether before or after an Event of Default, Lenders shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lenders take such action for that purpose as the Grantor shall reasonably request or as Lenders, in Lenders' sole reasonable discretion, shall deem appropriate under the circumstances, but failure to honor any request by the Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lenders shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Collateral. Lenders shall have the right to direct who shall collect and service the Accounts.

               (bb) Transactions with Others. Lenders may (i) extend time for payment or other performance, (ii) grant a renewal or change in terms or conditions, or (iii) compromise, compound or release any obligation, with the Grantor, endorsers or any guarantor of the Indebtedness as Lenders deem advisable, without obtaining the prior written consent of the Grantor, and no such act or failure to act shall affect Lenders' rights against the Grantor or the Collateral.

               (cc) Expenditures by Lenders. If not discharged or paid when due, and provided that such items have not been contested as permitted herein Lenders may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by the Grantor under this Security Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Lenders also may (but shall not be obligated to) pay all reasonable costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lenders for such purposes will then bear interest at the then rate charged under the Debentures from the date incurred or paid by Lenders to the date of repayment by the Grantor. All such expenses shall become a part of the Indebtedness and, at Lenders' option, will (i) be payable on demand or (ii) be added to the balance of the Debentures, becoming a part of the outstanding principal amount due and payable on the applicable Interest Payment Dates (as defined in the Debentures). This Security Agreement also will secure payment of these amounts. Such right under this subsection shall be in addition to all other rights and remedies to which Lenders may be entitled upon the occurrence of an Event of Default.

               (dd) Sale or Factoring of Accounts; Release of Accounts. Except
                    with respect to Permitted Liens, the Grantor shall not sell or otherwise transfer or encumber any of the Accounts without Lenders' written consent. It is expressly agreed that Lenders are under no obligation to grant such a consent and will do so only in its sole and absolute discretion on terms and conditions they deem acceptable in their sole and absolute discretion.

               (ee) Location. The Grantor represents and warrants that all of the Collateral is located in the United States.

               (ff) In the event that in the future, any Accounts or Inventory are held by Subsidiaries, affiliates or joint ventures of the Grantor other than the Grantor, then the Grantor shall cause such entities to grant the Lenders an exclusive first priority lien in such Accounts and Inventory, to cause such entities to enter into security agreements reasonably satisfactory to Lenders, and to take all actions necessary to perfect such security interests.

         2.3 NON-PUBLIC INFORMATION. Notwithstanding any other provision of this Agreement, the Grantor shall be under no obligation to provide, and shall not provide, material non-public information to the Lenders without the prior written consent of those Lenders.

SECTION 3: EVENTS OF DEFAULT; REMEDIES

         3.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Security Agreement:

               (a) Event of Default under Transaction Documents. The occurrence of an Event of Default under the Transaction Documents.

               (b) Other Defaults. Failure of the Grantor to comply with or to perform when due or required (after any applicable cure period) any term, obligation, covenant or condition contained in the Transaction Documents or in any other agreement or instruments between Lenders and the Grantor.

               (c) False Statements. Any warranty, representation or statement made or furnished to Lenders by the Grantor under the Transaction Documents is false or misleading in any material respect, either now or at the time made or furnished.

               (d) Defective Collateralization. As a result of any act or failure to act by the Grantor, the Transaction Documents cease to be in full force and effect (including failure of the Grantor to create a valid and perfected security interest or lien as intended) at any time and for any reason, or if any of the Collateral is materially impaired.

               (e) Insolvency. The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, or the commencement of any insolvency proceeding by or against the Grantor, which proceeding shall not have been dismissed within forty-five (45) days thereafter.

               (f) Creditor Proceedings. Commencement of foreclosure, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of the Grantor (with respect to indebtedness equal to or in excess of $25,000) against the Collateral or any other collateral securing the Indebtedness. This includes a garnishment of any of any Grantor's accounts, including without limitation deposit accounts. However, this Event of Default shall not apply if there is a good faith dispute by the Grantor as to the validity or reasonableness of the claim which is the basis of the creditor proceeding and if the Grantor gives Lenders written notice of the creditor proceeding and deposits with Lenders monies or a surety bond for the creditor proceeding, in an amount determined by Lenders, in their sole discretion, as being an adequate reserve or bond for the dispute.

         3.2 RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs and is continuing under this Security Agreement, at any time thereafter, Lenders shall have all the rights of a secured party under the New York Uniform Commercial Code. In addition and without limitation, Lenders may exercise any one or more of the following rights and remedies:

               (a) Accelerate Indebtedness. Lenders may declare the entire Indebtedness immediately due and payable, upon three business days' notice, if prior notice with respect to the Event of Default shall not have been previously given.

               (b) Assemble Collateral. Lenders may require the Grantor to deliver to Lenders all or any portion of the Collateral and other documents relating to the Collateral. Lenders may require the Grantor to assemble the Collateral and make it available to Lenders at a place to be designated by Lenders. Lenders also shall have full power to enter upon the property of the Grantor to take possession of and remove the Collateral.

               (c) Sell the Collateral. Lenders shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of the Grantor. Lenders may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lenders will give the Grantor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Security Agreement and shall be payable on demand, with interest at the lower of six percent (6%) per annum above Citibank's (or any successor's price rate) or the highest rate permitted by law from date of expenditure until repaid.

               (d) Foreclosure. Maintain a judicial suit for foreclosure and sale of the Collateral.

               (e) Appoint Receiver. To the extent permitted by applicable law, Lenders shall have the following rights and remedies regarding the appointment of a receiver: (i) Lenders may have a receiver appointed as a matter of right, and (ii) all reasonable fees of the receiver and the receiver's attorney shall become part of the Indebtedness secured by this Security Agreement and shall be payable on demand, with interest at the lower of six percent (6%) per annum above Citibank's (or any successor's) prime rate or the highest rate permitted by law from date of expenditure until repaid.

               (f) Transfer Title. Effect transfer of title upon sale of all or part of the Collateral. For this purpose, the Grantor irrevocably appoints Lenders, acting singly, as its attorneys-in-fact to execute endorsements, assignments and instruments in the name of the Grantor as shall be necessary or reasonable.

               (g) Collect Revenues, Apply Accounts. Lenders, either themselves or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lenders may at any time in their discretion transfer any Collateral into their own names or that of their nominees and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lenders may determine. Lenders may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lenders may determine, whether or not the Indebtedness is then due. For these purposes, Lenders may, on behalf of and in the name of the Grantor, following an Event of Default and acceleration of Indebtedness, direct Account Debtor and other parties sending mail relating to the Collateral to Grantor, to send such mail directly to the Lenders; and endorse Debentures, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Lenders may, following an Event Default, notify Account Debtor and obligors on any Collateral to make payments directly to Lenders.

               (h) Obtain Deficiency. If Lenders choose to sell any or all of the Collateral and/or pursue any other remedy available hereunder, under any other agreement, at law or in equity, Lenders may obtain a judgment against the Grantor for any deficiency remaining on the Indebtedness due to Lenders after application of all amounts received from the exercise of the rights provided in this Security Agreement. The Grantor shall be liable for a deficiency even if the transaction described in this Subsection is a sale of accounts or chattel paper.

               (i) Application of Proceeds. The proceeds of any foreclosure or realization upon the Collateral shall be applied:

                    (A) First, to the reasonable costs and expenses of collection;

                    (B)  Second, to overdue interest and fees;

                    (C) Third, to the outstanding principal amount of the Indebtedness; and

                    (D) Fourth, any excess to the Grantor or other party or parties in accordance with applicable law or court order.

               (j) Other Rights and Remedies. Lenders shall have and may exercise any or all rights and remedies they may have available at law, in equity, or otherwise.

         3.3 CUMULATIVE REMEDIES. All of Lenders' rights and remedies, whether evidenced by this Security Agreement the other Transaction Documents by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lenders to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of the Grantor under this Security Agreement, after the Grantor's failure to perform, shall not affect Lenders' right to declare a default and to exercise their remedies. The Lenders shall not be required to proceed against or exercise its remedies with respect to any Collateral prior to or in lieu of pursuing any other remedy.

SECTION 4: MISCELLANEOUS PROVISIONS

         4.1 ENTIRE AGREEMENT; AMENDMENTS. This Security Agreement, together with the other Transaction Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Security Agreement. No alteration of or amendment to this Security Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

         4.2 CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THE VALIDITY OF THIS SECURITY AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREE (1) THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS SECURITY AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, COUNTY OF NEW YORK AND THAT THE PARTIES SHALL BE SUBJECT TO THE JURISDICTION OF SUCH COURTS, AND ONLY SUCH COURTS AND (2) THAT SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED (AND SERVICE SO MADE SHALL BE DEEMED COMPLETE FIVE DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID) OR BY PERSONAL SERVICE SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE UPON SUCH PARTY IN ANY SUCH SUIT OR PROCEEDING. EACH PARTY WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 4.2. THE GRANTOR AND LENDERS HEREBY WAIVE THEIR

RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT OR ANY OF THE ACTIONS CONTEMPLATED HEREIN, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE GRANTOR AND LENDERS REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         4.3 ATTORNEYS' FEES; EXPENSES. The Grantor agrees to pay, jointly and severally upon demand all of Lenders' costs and expenses, including without limitation reasonable attorneys' fees and legal expenses, incurred in connection with the enforcement of this Security Agreement. Lenders may pay someone else to help enforce this Security Agreement, and the Grantor shall pay the reasonable costs and expenses of such enforcement. Costs and expenses include without limitation Lenders' reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including without limitation reasonable attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. The Grantor also shall pay all court costs and such additional fees as may be directed by the court.

         4.4 CAPTION HEADINGS. Caption headings in this Security Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Security Agreement.

         4.5 NOTICES. All notices required to be given under this Security Agreement shall be given in writing and shall be effective when actually delivered or seven (7) days after being deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given or, if via facsimile, when sent via facsimile transmission to the party to whom the notice is to be given and confirmation of such transmission has been received, at the address and/or facsimile number shown below:

         if to Lenders:

                  Palladin Opportunity Fund, LLC and Halifax Fund, L.P. 195 Maplewood Avenue
                  Maplewood, New Jersey 07040
                  Facsimile: (973) 313-6491

         With a copy to:

                  Kleinberg, Kaplan, Wolff & Cohen, P.C.
                  551 Fifth Avenue, 18th Floor
                  New York, New York 10176
                  Attention: Christopher P. Davis, Esq.
                  Facsimile: (212) 986-8866

         If to the Grantor

                  ZymeTx, Inc.
                  800 Research Parkway, Suite 100
                  Oklahoma City, Oklahoma 73104
                  Attention: G. Carl Gibson
                  Facsimile: (405) 271-1708

                  And

                  Phillips McFall McCaffrey McVay & Murrah, P.C.
                  Twelfth Floor
                  One Leadership Square
                  211 North Robinson
                  Oklahoma City, Oklahoma 73102
                  Attention: Douglas A. Branch, Esq.
                  Facsimile: (405) 235-4562

Any party may change its address for notices under this Security Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, the Grantor agrees to keep Lenders informed at all times of the Grantor' current addresses.

         4.6 SEVERABILITY. The parties acknowledge and agree that the Lenders are not agents or partners of each other, that all representations, warranties, covenants and agreements of the Lenders hereunder are several and not joint, that no Lender shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Lender, and that any rights granted to "Lenders" hereunder shall be enforceable by each Lender hereunder. If a court of competent jurisdiction finds any provision of this Security Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken, and all other provisions of this Security Agreement in all other respects shall remain valid and enforceable and such offending provision shall not be affected in any other jurisdiction.

         4.7 SUCCESSOR INTERESTS. Subject to the limitations set forth above on transfer of the Collateral, this Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. The Grantor shall not, however, have the right to assign this Security Agreement without the prior written consent of Lenders which may be withheld for any reason in Lenders' sole discretion.

         4.8 WAIVER. Lenders shall not be deemed to have waived any rights under this Security Agreement unless such waiver is given in writing and signed by Lenders. No delay or omission on the part of Lenders in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lenders of a provision of this Security Agreement shall not prejudice or constitute a waiver of Lenders' right otherwise to demand strict compliance with that provision or any other provision of this Security Agreement. No prior waiver by Lenders, nor any course of dealing between Lenders and the Grantor, shall constitute a waiver of any of Lenders' rights or of any of the Grantor's obligations as to any future transactions. Whenever the consent of Lenders is required under this Security Agreement, the granting of such consent by Lenders in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lenders.

         4.9 INDEMNITY. Except to the extent caused directly by Lenders' gross negligence or wilful misconduct, the Grantor agrees to indemnify, pay and hold each Lender and the officers, partners, directors, employees, agents and affiliates of each Lender (collectively, the "indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any indemnitee, in any manner relating to or arising out of this Security Agreement and any action undertaken or contemplated hereby. This indemnification shall survive the satisfaction and payment of the Indebtedness and termination of this Security Agreement.




                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as of the date first written above.

                                    ZYMETX, INC.


                                    By:
                                       ----------------------------------------
                                        Norman R. Proulx
                                        Chief Executive Officer


                                    PALLADIN OPPORTUNITY FUND, LLC.
                                    By: Palladin Asset Management, L.L.C.
                                        Managing Member


                                    By:
                                       ----------------------------------------
                                        Robert Chender
                                        Managing Member


                                    HALIFAX FUND, L.P.
                                    By: The Palladin Group, L.P.
                                        Attorney-in-Fact

                                    By: Palladin Capital Management, LLC
                                        General Partner


                                    By:
                                       ----------------------------------------
                                        Robert Chender
                                        Managing Member

                                   SCHEDULE A


                         IDENTITY AND ADDRESS OF LENDERS


INVESTOR

Palladin Opportunity Fund, LLC 195
Maplewood Avenue
Maplewood, N.J. 07040



Halifax Fund, L.P.
195 Maplewood Avenue
Maplewood, N.J. 07040

                                   SCHEDULE B

                    IDENTIFICATION AND LOCATION OF COLLATERAL



                             PLEASE SEE ATTACHMENTS.